Exhibit 1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Nettlestone Enterprises Limited hereby constitutes and appoints Anthony S. Loumidis, with full power to act as its true and lawful attorney-in-fact, with full power of substitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on its behalf, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as might be or could be done by the undersigned, thereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall remain in full force and effect until revoked in writing by the undersigned and delivered to the attorney-in-fact or his agent.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 14th day of February, 2012.

NETTLESTONE ENTERPRISES LIMITED

/s/ Michael Hayworth

(Signature)

Michael Hayworth, Director

(Name/Title)